SEVERANCE AGREEMENT AND MUTUAL RELEASE

THIS SEVERANCE AGREEMENT AND MUTUAL RELEASE (the "Agreement") is entered into by and between **Edward M. Campana**, residing at 1038 Clay Avenue, Pelham Manor, New York 10803 ("Employee"), and **US Energy Systems, Inc.**, a Delaware corporation, having an office at One North Lexington Avenue, White Plains, New York 10601 ("Employer").

W I T N E S S E T H:

WHEREAS, Employee has resigned from all his position with the Employer, its affiliates and subsidiaries as of the Effective Date (as defined); and

WHEREAS, Employer has agreed to make certain payments to Employee in connection with the termination of Employee's employment, and Employee has agreed to accept same in fair settlement of any possible claims and actions relating in any way to Employee's employment with, and subsequent separation from, Employer; and

WHEREAS, it is the express intention of Employee and Employer (collectively, the "Parties") to fully and finally close and settle any and all controversies, actions and disputes which have arisen or may arise in the future relating to Employee's employment with, and subsequent separation from, Employer.

NOW, THEREFORE, in consideration of the mutual promises, benefits, covenants and agreements hereinafter set forth and for good and valuable consideration, the sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:

1. Employer and Employee agree that the Employment Agreement (as defined) and each party's obligations to the other thereunder (including without limitation Section 8 thereof) shall, except as otherwise expressly provided herein, terminate and be of no further force or effect as of the Effective Date. The term "Employment Agreement" means that the employment agreement dated as of January 1, 2002 between the Parties.

2. (a) Employer agrees that it shall pay to Employee in total the sum of $300,000, less (i) gross amounts paid to him as salary from July 1, 2004 through the Effective Date hereof and (ii) all applicable federal, state and local payroll taxes and withholdings (the "Severance Sum"). The Severance Sum shall be paid promptly by wire transfer following the Effective Date but no later than two business days after the Effective Date.

(b) Employee agrees that Employer's obligation to continue Employee's health care benefits terminates as of the Effective Date. Employee hereby elects to continue health care benefits under Employer's health insurance plan pursuant to COBRA at the sole cost

and expense of Employee and will execute such other documents as Employer may reasonably request in connection therewith. Employee must make all such COBRA payments directly to Employer, by check or wire transfer, in accordance with Employer's policy.

(c) Employee acknowledges that he (i) is the record and beneficial owner of options (the "Options") to acquire 100,000 shares of Employer common stock, (ii) has not sold, transferred, pledged or assigned (collectively, a "Transfer") the Options nor entered into any agreement or understanding, whether written or oral, to effect a Transfer, (iii) has not exercised any of the Options and (iv) acknowledges that effective as of the Effective Date, the Options are cancelled and of no further force or effect.

3. (a) Employee agrees that the Severance Sum is in full and complete satisfaction of any and all obligations (including, without limitation, any obligations with respect to salary, benefits, bonus, sick pay or any obligations pursuant to Sections 2 through 6 of the Employment Agreement) or otherwise.

(b) Employee agrees that he shall not make any claim for unemployment benefits with the New York State Department of Labor or any other governmental authority with respect to the termination of his relationship with Employer.

4. In consideration for the payments and other benefits set forth in, among other things, Section 2 herein, Employee hereby releases and forever discharges Employer, and each and every entity controlling, controlled by or under common control with Employer, and all affiliates, predecessors in interest, and divisions of the foregoing, and each of their respective officers, directors, shareholders, agents, members, managers, employees, attorneys, representatives, successors and assigns (together with the Employer, the "Releasees") from any and all manner of claims, cross-claims, demands, causes of action, obligations, damages or liabilities whatsoever of every kind and nature, at law or in equity, known or unknown, and whether or not discoverable, which he has, had or may have for any period prior to and including the date hereof, including, but not limited to, any claim for alleged violation of Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Older Workers Benefit Protection Act of 1990, the Family and Medical Leave Act, the Americans With Disabilities Act, the Fair Labor Standards Act, the Employment Retirement Security Act of 1974, the New York State Human Rights Law (NYS Executive Law §296, *et seq.*), the New York City Administrative Code, and the New York State Labor Law, as each may have been amended from time to time, and all other matters arising out of any federal, state or local law, rule or regulation, and any and all claims for attorney's fees, costs and disbursements, and for any and all other common law claims, whether in contract, tort or otherwise. Nothing contained in this paragraph 3 shall prevent Employee from enforcing the terms of this Agreement. The release by the Employee herein does not include the release of any claims under COBRA or claims arising after the Effective Date to the extent such claims relate to the Employer's 401(K) plan in which the Employee participated.

5. Employer represents and warrants that it has not filed any claim against Employee as of the date of it has executed this Agreement. Employer and its subsidiaries, successors and assigns, release and forever discharge Employee from and against any and all claims, suits, actions, causes of action, judgments, damages, expenses, debts, obligations, promises, covenants, agreements, contracts, endorsements, controversies or demands of any nature whatsoever, whether at law, admiralty or in equity, whether known or unknown, suspected or unsuspected, whether held directly or obtained by subrogation, assignment or otherwise, against Employee that Employer had, now has or hereinafter may have for, upon or by reason of, any matter, cause or thing whatsoever, arising out of the Employee's employment with Employer, except for Employee's gross negligence, malfeasance, violation of law or intentional misconduct.

6. Employee represents and warrants that he has not filed any claim against Employer or any of the Releasees as of the date he has executed this Agreement. If Employee files or participates in any legal or administrative proceeding based on claims that he has released herein, Employer's obligation to perform any of its obligations or promises referred to herein shall be waived, and Employer shall be entitled to cease payments under this Agreement, recover the full amount of all payments provided to Employee hereunder, and seek attorney's fees, costs and disbursements and any other relief, whether monetary or equitable.

7. **Employee represents and acknowledges that he has carefully read and fully understands all of the terms and provisions of this Agreement and is knowingly and voluntarily entering into this Agreement without coercion.** Employee further acknowledges that the Severance Sum is being given to Employee in consideration for the releases and promises set forth in this Agreement.

8. **As required by the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act of 1990, Employee acknowledges that he has been advised of his right to consult with an attorney before signing this Agreement and has had at least twenty-one (21) days in which to consider the terms set forth in this Agreement. Employee understands that this Agreement may be revoked by him within seven (7) days after the day of execution (the "Revocation Period"), and that this Agreement shall not become effective or enforceable until the day after the Revocation Period has passed (the "Effective Date"). If Employee does not accept this offer by signing this Agreement on or before August , 2004, it shall be deemed to be revoked by Employer.**

9. This Agreement shall be binding upon and inure to the benefit of the Parties and their personal representatives, successors, and assigns; provided, however, that none of the rights or obligations of Employee hereunder may be assigned by him. There are no representations, agreements, arrangements or understandings, oral or written, between the Parties relating to the subject matter of this Agreement which are not fully expressed herein. No modification or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the Parties.

10. If any provision of this Agreement shall be held invalid or unenforceable by competent authority, such provision shall be construed to be limited or reduced so as to be

enforceable to the maximum extent compatible with the law as it shall then appear. The total invalidity or unenforceability of any particular provision shall not affect the other provisions hereof.

11. Employee agrees that after the Effective Date, he shall, on reasonable request, in good faith and using diligent efforts, cooperate and assist Employer, at Employer's sole cost and expense (including a daily fee of $200), in any dispute, controversy, or litigation in which Employer is or may be involved and which arose out of or derives from activities that occurred in whole or in part during the term of the Employee's employment with Employer, including without limitation, Employee's participation in any court or arbitration proceedings, the giving of testimony, the signing of affidavits, or such other personal cooperation as Employer or counsel for Employer may reasonably request.

12. (a) Employee shall refrain from making any disparaging statements, either oral or written, about any Releasee and shall refrain from taking any action, overtly or covertly, directly or indirectly, intended to adversely affect or have the effect of adversely affecting the business and affairs of any Releasee.

(b) Employer shall refrain from making any disparaging statements, either oral or written, about Employee and shall refrain from taking any action, overtly or covertly, directly or indirectly, intended to adversely affect or have the effect of adversely affecting the future employment, business and affairs of Employee.

(c) Nothing in this Section 12 shall require any Party to commit an unlawful act.

13. (a) Employer agrees to provide Employee with a written reference in the form set forth below, and will send similarly worded references to such persons who request same in writing, signed by an officer of Employer's (verbal references shall be consistent with this written reference):

> "This will confirm that Edward Campana was employed full time by US Energy from January 1, 2002 to [the Effective Date].

(b) If the Employer, during the one year following the Effective Date, makes publicly available information that specifically refers to and is regarding the Employee, the Employer shall use reasonable efforts to obtain Employee's comments with respect to the accuracy of such information; *provided, however,* that (i) Employer shall not be obligated to revise any proposed disclosure in response to such comments and (ii) Employer's failure to provide Employee with the opportunity to review such information shall not constitute a breach of this Agreement.

14. Though Employee may from time to time enter the Premises (as defined) for limited periods, will have access to the services provided to the Fund (as defined) by Employer pursuant to the Development Agreement (as defined), including administrative/clerical support,

the use of the address of Premises on all Fund-related business documents and will have access to the records relating to the Fund maintained at the Premises, in each case (a) solely in furtherance of his duties as an employee of and on behalf of the Countryside Power Income Fund (the "Fund") and (b) subject to such reasonable limitations as may be imposed from time to time by Employer in connection therewith, Employee agrees that he shall vacate the Premises within two business days from the Effective Date and that he shall not, at any time nor for any purpose, maintain a physical office at any of the offices or facilities of Employer or its subsidiaries (the "Premises").

15. The Employee recognizes and acknowledges that, in connection with his employment with the Employer, he has had access to Confidential Information (as such term is defined in the Employment Agreement). The Employee agrees for the two years beginning with the Effective Date, the Employee shall not disclose any Confidential Information to any person or entity, except that disclosure of Confidential Information will be permitted: (a) to the Employer and its advisors; (b) if such Confidential Information has previously become available to the public through no fault of the Employee; (c) if required by law or any court or governmental agency or body, provided that in any such case covered by this clause (c) the Employee shall provide the Employer, in advance of any such disclosure, with prompt notice of such requirement(s) and shall cooperate fully with the Company to the extent it may seek to limit such disclosure; (d) if expressly consented to in writing by the Employer; and (e) to the Fund or its affiliates, solely in connection with the Development Agreement dated April 8, 2004 among the Employer, Cinergy Solutions, Inc. and Countryside US Power, Inc. as in effect as of the Effective Date (the "Development Agreement").

16. The Parties shall be entitled to all remedies available at law or in equity to enforce the terms of this Agreement, including but not limited to, reasonable attorney's fees incurred in connection with any action or proceeding commenced to enforce the terms of this Agreement, if such party prevails in such action or proceeding.

17. Employee agrees and hereby consents that if he should violate any of the provisions of Sections 12, 14 or 15 hereof, the applicable Releasee(s) would sustain irreparable harm. Employer agrees and hereby consents that if it should violate Section 12 hereof, the Employee would sustain irreparable harm. Accordingly, in addition to any other remedies to which any Releasee(s) or the Employee shall be entitled at law and in equity, the applicable Releasee(s) and Employee shall be entitled to an injunction restraining Releasee(s) or the Employee, as the case may be, from committing or continuing to commit any such violation of this Agreement, from any court of competent jurisdiction in any court within the State of New York, with venue in New York County, to which the Parties waive all objections to said venue.

18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its choice of law principles. This Agreement shall be construed according to its fair meaning, the language used shall be deemed the language chosen by the Parties to express their mutual intent, and no presumption or rule of strict construction shall be applied against any party.

IN WITNESS WHEREOF, the undersigned have hereunto signed this Agreement as of the date set forth below.

Dated: August 10 2004

____
EDWARD M. CAMPANA

Dated: August 10, 2004

US ENERGY SYSTEMS, INC.

By:______________________
Name:
Office:

STATE OF NEW YORK)
: ss
COUNTY OF WESTCHESTER)

On the 10th day of August , 2004, before me, the undersigned, a Notary Public in and for said State, personally appeared EDWARD M. CAMPANA, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Josephine Marrali
Notary Public

JOSEPHINE MARRALI
Notary Public, State of New York
No. 02MA6107825
Qualified in Westchester County
Commission Expires April 12, 2008

STATE OF NEW YORK)
: ss
COUNTY OF WESTCHESTER)

On the 10th day of August, 2004,before me, the undersigned, a Notary Public in and for said State, personally appeared GORAN MORNHED , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Josephine Marrali
Notary Public

JOSEPHINE MARRALI
Notary Public, State of New York
No. 02MA6107825
Qualified in Westchester County
Commission Expires April 12, 2008